Exhibit (h)(5)(i)

AMENDED SCHEDULE A

ING GET FUND	ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING GET Fund – Series R
ING GET Fund – Series S	ING VP Strategic Allocation Conservative Portfolio
ING GET Fund – Series T	ING VP Strategic Allocation Growth Portfolio
ING GET Fund – Series U	ING VP Strategic Allocation Moderate Portfolio
ING GET Fund – Series V
ING VARIABLE FUNDS
ING SERIES FUND, INC.	ING VP Growth and Income Portfolio
Brokerage Cash Reserves
ING 130/30 Fundamental Research Fund	ING VARIABLE PORTFOLIOS, INC.
ING Balanced Fund	ING VP Global Science and Technology Portfolio
ING Global Science and Technology Fund	ING VP Growth Portfolio
ING Growth and Income Fund	ING VP Index Plus LargeCap Portfolio
ING Growth Fund	ING VP Index Plus MidCap Portfolio
ING Index Plus LargeCap Fund	ING VP Index Plus SmallCap Portfolio
ING Index Plus MidCap Fund	ING VP International Equity Portfolio
ING Index Plus SmallCap Fund	ING VP Small Company Portfolio
ING International Equity Fund	ING VP Value Opportunity Portfolio
ING Money Market Fund
ING Small Company Fund	ING VP BALANCED PORTFOLIO, INC.
ING Strategic Allocation Conservative Fund
ING Strategic Allocation Growth Fund	ING VP INTERMEDIATE BOND PORTFOLIO
ING Strategic Allocation Moderate Fund
ING VP MONEY MARKET PORTFOLIO